Exhibit 99.1

Interlink Electronics Reports 2007 Fourth Quarter and Fiscal Year

Financial Results, Provides Guidance for 2008

Camarillo, California, March 28, 2008 - Interlink Electronics, Inc. [OTC:LINK.PK], a global leader in the design, development and manufacture of human interface products and technologies, today announced financial results for the quarter and twelve months ended December 31, 2007. The company also gave an initial look at its anticipated performance in 2008 following the divestiture of two of its four operating units in the second half of 2007.

Total revenues in the fourth quarter of 2007, representing sales from the company’s eTransactions and Specialty Components business segments only, were $6.6 million, up 22% from a comparable $5.4 million for the continuing businesses in the same quarter in 2006. Gross profit was $1.6 million or 24% of revenues, and was up 24% from $1.3 million in the fourth quarter of 2006. The operating loss for the fourth quarter of 2007 was $2.2 million, compared to an operating loss of $2.6 million in the same quarter of 2006. These operating results include $471,000 and $1,020,000 in non-cash stock-based compensation expense in the fourth quarters of 2007 and 2006, respectively. Results for the 2007 fourth quarter also include approximately $500,000 in largely non-cash divestiture-related costs and approximately $100,000 in other one-time charges. Interlink used approximately $700,000 in cash from operations during the 2007 fourth quarter.

Total revenues in the year ended December 31, 2007 were $19.3 million, up 24% from the 2006 fiscal year. Gross profit was $5.8 million, or 30% of revenues, compared to $5.8 million, or 37% of revenues, in 2006. The company’s operating loss for 2007 was $8.5 million compared to $11.6 million last year. These operating results include $3.0 million and $4.2 million in non-cash stock-based compensation expense in 2007 and 2006, respectively. Results for the 2007 fiscal year also include the $500,000 fourth quarter charges mentioned above as well as one time severance costs of $673,000.

The Company had unrestricted cash and cash equivalents of $12.7 million as of December 31, 2007, compared to $2.9 million as of December 31, 2006, and had no borrowings under its $5.0 million line of credit.

“We look forward to focusing on our Specialty Components and eTransactions businesses in 2008,” said John Buckett, Interlink chairman and interim CEO. “We believe that both business segments will show continued growth in revenues and gross margins, as well as improved operating margins, in 2008. On a consolidated basis, we expect these two businesses to generate revenues in 2008 of between $24.0 and $28.0 million, with an operating loss, excluding stock option expense, of under $2.0 million. These results would compare to combined Specialty Components and eTransactions revenues of $19.3 million and operating loss, excluding stock option expense of approximately $5 million in 2007.”

The company timely filed its Form 10-K for the year ended December 31 ,2007 on March 28, 2008. A conference call to discuss its 2007 results and guidance for 2008 will be held on Monday, March 31, 2008 at 4:30 p.m. EDT. To access the live conference call, dial 1-888-942-9565 (pass code is LINK); for international callers dial +210-234-0028 (pass code is LINK). For live web cast access, go to www.interlinkelectronics.com. A telephonic replay of the call will be available until 5:00 p.m. ET on April 30, 2008 at 1-888-566-0474; international callers may dial +1-203-369-3610. Webcast replay will be available at www.interlinkelectronics.com.

INTERLINK ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$12,659	$1,344
Restricted cash	2,937	—
Short-term investments, available for sale	—	1,600
Accounts receivable, less allowance for doubtful accounts of $199 and $302 at December 31, 2007 and 2006, respectively	3,918	2,321
Inventories, net of reserves of $394 and $1,199 at December 31, 2007 and 2006, respectively	5,151	6,339
Prepaid expenses and other current assets	1,754	560
Assets held for sale	437	10,670

Total current assets	26,856	22,834
Property and equipment, net	999	1,096
Patents and trademarks, net	113	180
Other assets	364	245

Total assets	$28,332	$24,355

Liabilities And Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$—	$152
Accounts payable and accrued liabilities	1,600	3,107
Accrued payroll and related expenses	5,836	2,243
Deferred revenue	646	765
Liabilities related to assets held for sale	86	1,224

Total current liabilities	8,168	7,491
Convertible note, net of discounts of $1,415	3,413	—
Warrants and embedded derivatives	1,974	—

Total liabilities	13,555	7,491

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $5.00 par value (100 shares authorized, none issued and outstanding)	—	—
Common stock, $0.00001 par value (50,000 shares authorized, 13,749 shares issued and outstanding at December 31, 2007 and 2006, respectively)	58,463	54,946
Accumulated other comprehensive loss	(440)	(505)
Accumulated deficit	(43,246)	(37,577)

Total stockholders’ equity	14,777	16,864

Total liabilities and stockholders’ equity	$28,332	$24,355

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Month Period Ended December 31,		Twelve Month Period Ended December 31,
	2007	2006	2007	2006
Revenues	$6,650	$5,437	$19,315	$15,585
Cost of revenues	5,059	4,149	13,556	9,747

Gross profit	1,591	1,288	5,759	5,838
Operating expenses:
Product development and research	734	1,091	2,970	4,805
Selling, general and administrative	3,013	2,823	11,259	12,599

Total operating expenses	3,747	3,914	14,229	17,404

Operating loss	(2,156)	(2,626)	(8,470)	(11,566)

Other income (expense):
Interest (expense) income, net	(100)	(13)	(342)	281
Other income (expense), net	(70)	38	(775)	(14)

Total other income (expense), net	(170)	25	(1,117)	267

Loss from continuing operations before provision for income taxes	(2,326)	(2,601)	(9,587)	(11,299)
Provision for income taxes	(13)	(48)	39	122

Loss from continuing operations, net of tax	(2,313)	(2,553)	(9,626)	(11,421)
Loss from discontinued operations, net of tax	—	(1,094)	(1,957)	(335)
Gain (loss) on sale of discontinued operations, net of tax	(296)	—	5,914	—

Net loss	$(2,609)	$(3,647)	$(5,669)	$(11,756)

Loss per share from continuing operations, net of tax basic and diluted	$(0.17)	$(0.19)	$(0.70)	$(0.83)

Loss per share on discontinued operations, net of tax:
Basic	$—	$(0.08)	$(0.14)	$(0.02)

Diluted	$—	$(0.08)	$(0.14)	$(0.02)

Gain (loss) per share on sale of assets, net of tax:
Basic	$(0.02)	$—	$0.43	$—

Diluted	$(0.02)	$—	$0.40	$—

Loss per share
Basic	$(0.19)	$(0.27)	$(0.41)	$(0.85)

Diluted	$(0.19)	$(0.27)	$(0.41)	$(0.85)

Weighted average shares used for loss from continued operations, net of tax basic and diluted	13,749	13,761	13,749	13,761

Weighted average shares used for loss on discontinuing operations, net of tax:
Basic	13,749	13,761	13,749	13,761

Diluted	13,749	13,761	13,749	13,761

Weighted average shares used for gain (loss) on sale of assets, net of tax:
Basic	13,749	—	13,749	—

Diluted	13,749	—	14,645	—

Weighted average shares used for net loss
Basic	13,749	13,761	13,749	13,761

Diluted	13,749	13,761	13,749	13,761

About Interlink Electronics, Inc.

Interlink Electronics, Inc. (OTC: LINK.PK), is a global leader in the design, development and manufacture of intuitive human interface products and technologies. Setting tomorrow’s standards for electronic signature, e-notarization products and interface components for consumer electronics, Interlink has established itself as one of the world’s leading innovators of intuitive interface design. With more than 41 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: historical losses and negative cash flow, the retirement of our Chief Executive Officer, the success of business divestitures and acquisitions, the expense of being a public company, the ownership of the majority of our stock by a small group of investors, our success in predicting new markets and the acceptance of our new products, efficient management of our infrastructure, the pace of technological developments and industry standards evolution and their effect on our target product and market choices, the effect of outsourcing technology development, changes in the ordering patterns of our customers, a decrease in the quality and/or reliability of our products, protection of our proprietary intellectual property, competition by alternative sophisticated as well as generic products, pending litigation against the Company, historical weaknesses in internal controls over financial accounting, the continued availability at competitive prices of raw materials for our products, disruptions in our manufacturing facilities, risks of international sales and operations including fluctuations in exchange rates, compliance with regulatory requirements applicable to our manufacturing operations, and customer concentrations. These risks are discussed in greater detail in our annual report on Form 10-K filed with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this document regarding Interlink’s financial results, industry and revenue trends, the filing of reports with the Securities and Exchange Commission and future business activities should be considered in light of these factors.

Contact:

Investor Relations Contact: Michelle Lockard

mlockard@interlinkelectronics.com; 805-484-8855 ext. 114

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